Exhibit 99.1

PRESS RELEASE

AEON Biopharma Reports Second Quarter 2024 Financial Results and Provides Corporate Update

– Progressing plans to develop ABP-450 (prabotulinumtoxinA) injection as a biosimilar utilizing BOTOX® (onabotulinumtoxinA) as the reference product –

– Scheduled to hold a biosimilar initial advisory meeting with FDA in 3Q 2024 –

– 351(k) regulatory pathway offers potential to bring ABP-450 to the U.S. market under a single approval for all of BOTOX’s currently approved and future therapeutic indications –

IRVINE, Calif., August 12, 2024 – AEON Biopharma, Inc. (“AEON” or the “Company”) (NYSE: AEON), a clinical-stage biopharmaceutical company focused on developing a botulinum toxin complex for the treatment of multiple therapeutic indications, announced financial results for the second quarter ended June 30, 2024, and provided a business update.

“We are excited by the significant opportunity to advance our development of ABP-450 under the planned biosimilar strategy. Once we host and receive the minutes from our FDA meeting, which is being held later this quarter, we expect to have a clear path forward to initiate a single pivotal study directly comparing ABP-450 to BOTOX in the treatment of CD,” commented Marc Forth, AEON’s President and Chief Executive Officer. “The biosimilar approach may offer a potential regulatory pathway for us to bring ABP-450 differentiated economic model to the U.S. market for all of BOTOX’s currently approved and future therapeutic indications under a single approval.”

Recent Clinical and Corporate Highlights

●Development plan for ABP-450 utilizing 351(k) regulatory pathway for biosimilars - announced plans to initiate, subject to securing funding, a single pivotal clinical development study in cervical dystonia (“CD”) for the Company’s lead candidate, ABP-450 (prabotulinumtoxinA), utilizing the 351(k) regulatory pathway for biosimilars with the market leader, BOTOX® (onabotulinumtoxinA), as the reference product.
oSubmitted a briefing package to the FDA that provided extensive data from analytical, pharmacological, and animal studies that could contribute to a Biologics License Application (“BLA”) filing.
oScheduled to hold a biosimilar initial advisory meeting with FDA in 3Q 2024.
oExpect to initiate a planned Phase 3 CD study in approximately 400 patients to compare ABP-450 to BOTOX with a goal to demonstrate non-inferiority to BOTOX.
oA successful Phase 3 comparative study in CD could potentially provide the necessary clinical data to support a determination that ABP-450 is highly similar to Botox for all currently approved and future therapeutic indications.

Exhibit 99.1

PRESS RELEASE

About AEON Biopharma

AEON is a clinical stage biopharmaceutical company focused on developing its proprietary botulinum toxin complex, ABP-450 (prabotulinumtoxinA) injection, or ABP-450, for debilitating medical conditions, with an initial focus on the neurosciences market. ABP-450 is the same botulinum toxin complex that is currently approved and marketed for cosmetic indications by Evolus under the name Jeuveau. ABP-450 is manufactured by Daewoong in compliance with current Good Manufacturing Practice, or cGMP, in a facility that has been approved by the U.S. Food and Drug Administration, Health Canada and European Medicines Agency. The product is approved as a biosimilar in Mexico and India. AEON has exclusive development and distribution rights for therapeutic indications of ABP-450 in the United States, Canada, the European Union, the United Kingdom, and certain other international territories. The Company has built a highly experienced management team with specific experience in biopharmaceutical and botulinum toxin development and commercialization. To learn more about AEON, visit  www.aeonbiopharma.com.

Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements. Forward-looking statements generally relate to future events or AEON’s future financial or operating performance. For example, statements regarding meetings with the FDA, the timing of a potential Phase 3 comparative study in CD, the translation of clinical trial results into support for a BLA filing, and potential determination that ABP-450 is highly similar to the reference product for currently approved and future therapeutic indications are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "plan", "possible", "forecast", "expect", "intend", "will", "estimate", "anticipate", "believe", "predict", "potential" or "continue", or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by AEON and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (i) the outcome of any legal proceedings that may be instituted against AEON or others; (ii) AEON’s future capital requirements, including with respect to potential obligations pursuant to the forward purchase agreements; (iii) AEON’s ability to raise financing in the future; (iv) AEON’s ability to continue to meet continued stock exchange listing standards; (v) the possibility that AEON may be adversely affected by other economic, business, regulatory, and/or competitive factors; and (vi) other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s filings with the Securities and Exchange Commission (the "SEC"), which are available on the SEC’s website at www.sec.gov.

Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. AEON does not undertake any duty to update these forward-looking statements.

Exhibit 99.1

PRESS RELEASE

Contacts

Investor Contact:
Corey Davis, Ph.D.
LifeSci Advisors
+1 212 915 2577
cdavis@lifesciadvisors.com

Source: AEON Biopharma

Exhibit 99.1

PRESS RELEASE

AEON BIOPHARMA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data and par value amounts)

	Successor	Successor
	June 30,	December 31,
	2024	2023
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$3,442	$5,158
Prepaid expenses and other current assets	577	1,064
Total current assets	4,019	6,222
Property and equipment, net	282	332
Operating lease right-of-use asset	1,404	262
Other assets	29	29
Total assets	$5,734	$6,845
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$3,030	$3,388
Accrued clinical trials expenses	2,333	5,128
Accrued compensation	1,248	943
Other accrued expenses	3,818	3,590
Total current liabilities	10,429	13,049
Convertible notes at fair value, including related party amount of $13,292 and $0, at June 30, 2024 and December 31, 2023, respectively	13,292	—
Operating lease liability	1,262	—
Warrant liability	1,467	1,447
Contingent consideration liability	6,886	104,350
Embedded forward purchase agreements and derivative liabilities	345	41,043
Total liabilities	33,681	159,889
Commitments and contingencies
Stockholders’ Deficit:
Class A common stock, $0.0001 par value; 500,000,000 shares authorized at June 30, 2024 and December 31, 2023, and 39,122,238 and 37,159,600 shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively	4	4
Additional paid-in capital	399,557	381,264
Subscription receivables	—	(60,710)
Accumulated deficit	(427,508)	(473,602)
Total stockholders' deficit	(27,947)	(153,044)
Total liabilities and stockholders' deficit	$5,734	$6,845

Exhibit 99.1

PRESS RELEASE

AEON BIOPHARMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
	Successor	Predecessor	Successor	Predecessor
Operating expenses:
Selling, general and administrative	$3,321	$4,946	$7,970	$8,787
Research and development	4,439	9,025	10,172	18,230
Change in fair value of contingent consideration	(161,233)	—	(97,464)	—
Total operating costs and expenses	(153,473)	13,971	(79,322)	27,017
Income (loss) from operations	153,473	(13,971)	79,322	(27,017)
Other income (loss):
Change in fair value of convertible notes	1,795	(1,453)	1,708	(6,110)
Change in fair value of warrants	5,905	—	(14,999)	—
Loss on embedded forward purchase agreements and derivative liabilities, net	2,905	—	(20,012)	—
Other income, net	34	45	75	109
Total other income (loss), net	10,639	(1,408)	(33,228)	(6,001)
Income (loss) before taxes	164,112	(15,379)	46,094	(33,018)
Income taxes	—	—	—	—
Net income (loss) and comprehensive income (loss)	$164,112	$(15,379)	$46,094	$(33,018)
Basic and diluted net income (loss) per share	$4.22	$(0.11)	$1.21	$(0.24)
Weighted average shares of common stock outstanding used to compute basic and diluted net income (loss) per share	38,843,627	138,825,356	38,055,850	138,825,356

The accompanying condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”). The condensed consolidated financial statements include the accounts of the Company and its controlled subsidiaries.

On July 21, 2023, AEON completed the Merger with AEON Biopharma Sub, Inc. (“Old AEON”), with Old AEON surviving the merger as a wholly-owned subsidiary of the Company, the accounting acquirer. The transaction has been accounted for as a forward merger asset acquisition.

Unless the context otherwise requires, the “Company,” for periods prior to the close of the Merger, refers to Old AEON, currently AEON Biopharma Sub, Inc. (“Predecessor”), and for the periods after the close of the Merger, refers to AEON Biopharma, Inc., including AEON Biopharma Sub, Inc. (“Successor”). As a result of the Merger, the results of operations, financial position and cash flows of the Predecessor and Successor are not directly comparable. AEON Biopharma Sub, Inc. was deemed to be the Predecessor entity. Accordingly, the historical financial statements of AEON Biopharma Sub, Inc. became the historical financial statements of the combined Company, upon the consummation of the Merger. As a result, the financial statements included in this release reflect (i) the historical operating results of AEON Biopharma Sub, Inc. prior to the Merger and (ii) the combined results of the Company, including AEON Biopharma Sub, Inc., following the closing of the Merger. The accompanying financial statements include Predecessor periods for the three and six months ended June 30, 2023, and Successor periods for the three and six months ended June 30, 2024. A black line between the Successor and Predecessor periods has been placed in the condensed consolidated financial statements and in the tables to the notes to the condensed consolidated financial statements to highlight the lack of comparability between these periods.

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